UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2004

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-972-4-850-1080

Item 5. Other Events and Regulation FD Disclosure.

On May 17, 2004, our Chief Financial Officer, Mr. Shmuel Levi tendered his resignation. Our Board of Directors appointed Mr. Yossi Keret as our Chief Financial Officer in his stead.

Mr. Keret acted as Chief Financial Officer of M.L.L. Software and Computer Industries Ltd. (TASE:MLL) where he oversaw the public company's three subsidiaries, 200 professionals and turned the company around from an operating loss to gaining significant profitability, during a worldwide economic downturn. Presently M.L.L. is operating with approximately $10 million in gross revenue. Prior to his tenure at M.L.L. Mr. Keret was Chief Financial Officer of Internet-Zahav Group, Ltd., (NASDAQ:IGLD) a leading ISP in Israel with over 500 employees and in excess of $45 million in gross revenue. Prior to that, at Top Image Systems Ltd. (NASDAQ:TISA), a developer and marketer of software for the Form Market Processing Industry with over 110 employees, Mr. Keret directed all activities which led to obtaining a NASDAQ listing, had direct involvement in sales growth resulting in a yearly average of 60% during his three year term, structured a $15 million private placement and established international branches and subsidiaries. He began his career as a accountant at Kost Forer and Gabai Accountants (a member of Ernst &Young International).

Mr. Keret holds a B.A. from Haifa University in Economics and Accounting, an MBA from Heriot-Watt University and is a Certified Accountant in Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Dr. Menachem (Mendi) Ze'evi
Dr. Menachem (Mendi) Ze'evi
Chief Executive Officer

Date: June 20, 2004.